Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[x] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or

Section 240.14a-12

SOUTHERN HERITAGE BANCORP, INC.

(Name of Registrant as Specified In Its Charter)

______________________________________________________________

Name of Person(s) Filing Proxy Statement if other

than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:_______________________________________________

(2) Aggregate number of securities to which transaction applies:_______________________________________________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):______________________________________________________

(4) Proposed maximum aggregate value of transaction:_______________________________________________

(5) Total fee paid:________________________________________

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount previously paid:________________________________

(2) Form, Schedule or Registration Statement No.:__________

(3) Filing Party:__________________________________________

(4) Date Filed:____________________________________________

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 30, 2002

TO THE HOLDERS OF COMMON STOCK

OF SOUTHERN HERITAGE BANCORP, INC.

The Annual Meeting of Shareholders of Southern Heritage Bancorp, Inc. will be held on Tuesday, April 30, 2002, at 3:00 P.M., Oakwood time, at Gainesville College Continuing Education Building, Room 109, 3820 Mundy Mill Road, Oakwood, Georgia, for the following purposes:

1. To elect two (2) Directors to serve until the 2005 Annual Meeting of Shareholders.

2. To vote on the proposal to establish the Southern Heritage Bancorp, Inc. Stock Option Plan.

3. To ratify the appointment of Mauldin & Jenkins, LLC, Atlanta, Georgia, as independent auditors of the Company and its subsidiary to serve for the 2002 fiscal year.

4. To transact such other business as may properly come before the meeting and any adjournments thereof. Management at present knows of no other business to be presented at the meeting other than the report of management and presentation of the financial statements. If other matters properly come before the meeting, the persons named in the Proxy will have discretionary authority to vote proxies with respect to such matters in accordance with the recommendation of management.

Shareholders of record at the close of business on March 15, 2002, are entitled to notice of and to vote at the meeting and any recess or adjournment thereof.

For the Board of Directors,

s/Tren B. Watson

Tren B. Watson,

President and Chief Executive

Officer

Oakwood, Georgia

March 22, 2002

YOU ARE URGED TO VOTE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE, EVEN IF YOU DO PLAN TO ATTEND THE MEETING. IF YOU ATTEND THE MEETING YOU MAY, IF YOU SO DESIRE, REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

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SOUTHERN HERITAGE BANCORP, INC.

3461 Atlanta Highway

P. O. Box 907

Oakwood, Georgia 30566

(770) 531-1240

PROXY STATEMENT

For the Annual Meeting of Stockholders

To be held April 30, 2002

____________________________________________

PROXY SOLICITATION

This Proxy Statement is furnished to stockholders of Southern Heritage Bancorp, Inc. (the "Company"), on or about March 22, 2002, in connection with the solicitation of proxies on behalf of the Board of Directors to be voted at the Annual Meeting of Stockholders to be held at 3:00 p.m. on April 30, 2002, or any adjournment thereof. The meeting will be held at Gainesville College Continuing Education Building, Room 109, 3820 Mundy Mill Road, Oakwood, Georgia.

The person voting the enclosed proxy may revoke it at any time before it is exercised by writing to the President of the Company at its principal office, Southern Heritage Bancorp, Inc., 3461 Atlanta Highway, P. O. Box 907, Oakwood, Georgia 30566, or by attending the Annual Meeting and choosing to vote in person, in which case any prior proxy given will be revoked. Any written revocation will be effective upon receipt by the President of the Company.

If a stockholder designates how a proxy is to be voted on any of the business to come before the meeting, the signed proxy will be voted in accordance with such designation. If a stockholder fails to designate how the proxy should be voted, the signed proxy will be voted for the election of the two nominees named below as directors, for the approval of the Southern Heritage Bancorp, Inc. Stock Option Plan, and for the approval of Mauldin & Jenkins, LLC as the Company's independent auditors.

The Company will bear the cost of this proxy solicitation, including the charges and expenses of brokerage firms and others which forward material to beneficial owners. Proxies may be solicited in person or by mail, telephone or telegraph. Proxies may also be solicited by certain directors, officers and regular employees of the Company or its subsidiary.

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VOTING AT THE ANNUAL MEETING

Stockholders of record owning the Company's common stock, $5.00 par value, at the close of business on March 15, 2002, will be entitled to notice of and to vote at the Annual Meeting. On that date, there were 878,344 shares of common stock outstanding, each share entitling the holder to one vote upon each matter to be presented at the Annual Meeting.

While the Notice of Annual Meeting calls for the transaction of such other business as may properly come before the meeting, management has no knowledge of any matters to be presented for action by the stockholders except as set forth in this Proxy Statement. The enclosed proxy gives discretionary authority, providing that persons holding proxies may vote in accordance with their best judgment as to any other business which may be brought up at the meeting.

ELECTION OF DIRECTORS

The Company's Bylaws provide that the Board of Directors is divided into three classes, with each class being as nearly equal in number as possible, and the directors serve for staggered three-year terms. The present term of office of each director in Class 1 will expire at the annual shareholders meeting of the Company to be held in 2002, the present term of office of each director in Class 2 will expire at the annual shareholders meeting of the Company to be held in 2003; and the present term of office of each director in Class 3 will expire at the annual shareholders meeting of the Company to be held in 2004. At the Annual Meeting, two directors are to be elected to serve approximately three-year terms until the annual meeting to be held in 2005. Management is soliciting proxies to vote for two nominees as Class 1 directors of the Company. The nominees of management are as follows:

(1) Harold D. Nichols

(2) Edward R. Quillian

All proxies will be voted in accordance with the stated instructions. If any nominee ceases to be a candidate for election for any reason, the proxy will be voted for a substitute nominee designated by the Board. Proxies given by stockholders cannot be voted for more than two nominees. Assuming a quorum is represented at the Annual Meeting, the nominees for director will be elected if they receive the affirmative vote of a plurality of all votes cast at the meeting.

Unless otherwise directed, it is the intention of the persons named in the Proxy to vote for the election of the nominees listed above.

If the above persons are elected as directors of the Company, the Company anticipates electing the same persons to serve as directors of the Company's sole subsidiary, Southern Heritage Bank (the "Bank").

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 Recommendation of the Board of Directors Concerning the Election of Directors:

The Board of Directors of the Company recommends a vote "FOR" the election of the above-listed two Class 1 director nominees to hold office until the 2005 Annual Meeting of Shareholders held for the purpose of electing Directors.

IDENTIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS

Currently, the Board of Directors of both the Company and the Bank consists of nine (9) persons. The Board is divided into three classes. The terms of all Class 1 directors (two persons) will expire at the Annual Meeting on April 30, 2002. Both such Class 1 directors have been nominated for re-election to the Board of Directors to serve until the 2005 Annual Meeting of Shareholders for the purpose of electing directors. Each of those persons has been a director of the Company since its organization in 1998. In addition, each of those persons has been a director of the Bank since its organization in 1998. The directors of the Company and the Bank are as follows:

NAME	AGE	CLASS	PRINCIPAL OCCUPATION
Lowell S. (Casey) Cagle	36	3

Director; Mr. Cagle is the Georgia State Senator for the 49th District, and President of Casey Cagle Properties, LLC. Mr. Cagle has served as Chairman of the Board since the Company was founded in 1998 and holds the same position with the Bank.

C. Talmadge Garrison	69	2

Director; Mr. Garrison has been in the banking industry for over 37 years. He is retired from First National Bank and First National Bancorp, Inc., Gainesville, Georgia. Mr. Garrison serves as Secretary of the Company and the Bank.

Earl C. Gilleland	56	2	Director; Mr. Gilleland was the founder and President of Gilleland Concrete Company from 1968 until 1997. Mr. Gilleland is recently retired.
A. Terry Hayes	48	2

Director; Mr. Hayes is the Co-owner and Manager of Hayes Chevrolet in Cornelia, Georgia and Co-owner of Hayes Chrysler-Dodge-Jeep in Oakwood, Georgia. Mr. Hayes has worked in the family business for over 25 years.

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NAME	AGE	CLASS	PRINCIPAL OCCUPATION
Wm. David Merritt	52	2	Director; Mr. Merritt is the President and Owner of Merritt Contracting, Inc., President and Owner of Lanier Leasing, Inc. and President of MCI Management Company.
Harold D. Nichols	59	1	Director; Mr. Nichols is the Engineered Products Sales Manager of Macklanburg-Duncan, Gainesville, Georgia and has over 30 years experience in sales management.
Edward R. Quillian	46	1	Director; Dr. Quillian is the CEO/Owner of Family Pet Clinic in Oakwood, Georgia. He has had his veterinary practice in Oakwood since 1987.
Donald W. Smith	48	3

Director; Mr. Smith is President and CEO of Oakwood's Arrow Auto Auction, Arrow Auto Sales, Arrow Rent-A-Car and Arrow Westside Mitsubishi in Gainesville, Georgia and has over 20 years experience in retail auto sales. Mr. Smith serves as Vice Chairman of the Company and the Bank.

Tren B. Watson	53	3	Director; Mr. Watson is President and CEO of the Company and holds the same positions with the Bank. He has more than 30 years experience in the banking industry.
Christopher D. England	44		Mr. England serves as Executive Vice President and Chief Lending Officer of the Bank. He has over 18 years experience in the banking industry in Hall County, Georgia.
C. Ricky Stowe	45

Mr. Stowe serves as Senior Vice President and Chief Financial Officer of the Bank and Chief Accounting Officer, Chief Financial Officer and Treasurer for the Company. He has over 27 years of banking experience.

Tren B. Watson serves as President and Chief Executive Officer of the Company and the Bank. Ricky Stowe serves as Chief Financial Officer of the Company and the Bank. They are the only executive officers of the Company. Each officer serves at the pleasure of the Board of Directors of the Company.

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There are not, and have not been during the last five years, any involvements by the above-listed persons in legal proceedings relating to the Federal bankruptcy act, Federal commodities law violations, or securities law violations. In addition, none of the above-listed persons are currently charged with or within the last five years have been convicted of any criminal violations of law (other than minor traffic violations). In addition, there are not, and have not been within the last five years, any orders, judgments or decrees enjoining or limiting any director from engaging in any type of business practice or activity.

There are no family relationships among the director nominees or among any of them and any members of management of the Company or the Bank.

There are no arrangements or understandings between the Company and any person pursuant to which any of the above persons have been or will be elected a director. No director is a director of another bank or bank holding company.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

Because the Company is a holding company, the only significant asset of which is its wholly-owned subsidiary, the Bank, most of the business activities of the Company and its subsidiary occur at the Bank level. In addition, the same persons who are management's nominees as directors of the Company are likely to be elected as directors of the Bank. Therefore, information regarding the board and committees is being given for both the Company and the Bank.

The Company

The Board of Directors of the Company held twelve (12) meetings during the year ended December 31, 2001.

The Bank

The Board of Directors of the Bank held twelve (12) meetings during the year ended December 31, 2001.

The Bank has five (5) principal permanent committees. These are the Asset/Liability Committee, the Audit and Compliance Committee, the Compensation and Benefits Committee, the Loan Committee, and the Executive Committee.

The Asset/Liability Committee sets policy and reviews the Bank's investment portfolio and investment markets and makes recommendations regarding Bank investments. The Asset/Liability Committee met two (2) times during 2001. Its members are Harold D. Nichols, Chairman, A. Terry Hayes, C. Talmadge Garrison, Donald W. Smith, Tren B. Watson and C. Ricky Stowe.

The Audit and Compliance Committee reviews independent audit reports to report the findings to the Board of Directors and recommends the independent auditors. The committee also reviews the audited financial statements and related notes

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with management and the independent accountants. The Audit Committee operates under a written Charter adopted by the Board of Directors. A copy of the written Charter of the Audit Committee is included as Appendix A to this Proxy Statement. The Audit Committee met five (5) times during 2001. Its members are C. Talmadge Garrison, Chairman, Edward R. Quillian, Donald W. Smith and Harold D. Nichols. All of the members of the Audit Committee are independent (as independence is defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards).

The Compensation and Benefits Committee meets to review the compensation and benefits of employees, officers and directors of the Bank and to consider personnel matters of the Bank. It met four (4) times during 2001. Its members are Donald W. Smith, Chairman, Lowell S. Cagle, Wm. David Merritt, Edward R. Quillian and C. Talmadge Garrison.

The Loan Committee meets to discuss, review and approve or disapprove loans in excess of $100,000 and up to $500,000. The Loan Committee met eleven (11) times during 2001. Its members are Tren B. Watson, Chairman, Wm. David Merritt, Earl C. Gilleland, Edward R. Quillian, Lowell S. Cagle, and Christopher D. England.

The Executive Committee reviews matters that arise between full board meetings. The Executive Committee met two (2) times in 2001. The committee members are Lowell S. Cagle, Chairman, Donald W. Smith, Vice-Chairman, Tren B. Watson, President, and C. Talmadge Garrison, Secretary.

NON-DIRECTOR EXECUTIVE OFFICERS OF THE BANK

The Bank currently has serving two executive officers who are not directors of the Company or the Bank. Tren B. Watson, who is a director of the Company and the Bank, serves as President and Chief Executive Officer of both entities. All officers serve at the pleasure of the Board of Directors. The following is a brief biographical sketch of the non-director executive officers:

Christopher D. England (44)

Mr. England is Executive Vice President and Chief Lending Officer of the Bank and has served in that position since April, 1998. From February, 1992 through March, 1998, he served as Vice President of Lanier National Bank. He has over 18 years of banking and lending experience in Hall County, Georgia.

C. Ricky Stowe (45)

Mr. Stowe is Senior Vice President and Chief Financial Officer of the Bank and Chief Accounting Officer, Chief Financial Officer and Treasurer of the Company and has served in those positions since April, 2001. He served as Chief Financial Officer for Lanier Bank & Trust from 1986 until 1998. After the merger with Premier Bank, Mr. Stowe continued to serve as Senior Vice President of Accounting. He has over 27 years of banking experience.

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COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Executive Compensation

The Company does not separately compensate any of its directors or executive officers. Any compensation paid them is paid by the Bank. The following sets forth certain information concerning the compensation of the Company's Chief Executive Officer during fiscal years 2001 and 2000. No other executive officer of the Company received annual compensation in excess of $100,000.

SUMMARY COMPENSATION TABLE
	Annual Compensation			Long Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Securities Underlying Options (#)	All Other Compensation ($)
Tren B. Watson President and Chief Executive Officer	2001 2000(2)	$130,833 $ 72,916	0 0	--(1) --(1)	0 0	0 4,800

(1) Compensation does not include any perquisites and other personal benefits which may be derived from business-related expenditures that in the aggregate do not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for such person.

(2) Mr. Watson became President and Chief Executive Officer on June 1, 2000.

Stock Options

As set forth in a letter of agreement, the Board of Directors has committed to grant Tren B. Watson, President and C.E.O. of the Company and the Bank, at no cost to him for the options grant, the options to purchase 20,000 shares of common stock of the Company, with such options to be exercisable for 4,000 shares annually over a five year period. The specific terms of the option agreement have not been agreed upon, but it is anticipated that the option price will be not less than $8.50 per share and that the term of the option agreement will be 10 years. The option agreement will contain these terms, as well as additional customary terms. It is also anticipated that the options to be granted to Mr. Watson will be issued under the Southern Heritage Bancorp, Inc. Stock Option Plan, if the Plan is approved by the stockholders at the Annual Meeting. See the Section below entitled "STOCK OPTION PLAN PROPOSAL."

Director Compensation

The Company and the Bank presently do not compensate any of their directors for their services as directors. The directors of the Company and the Bank presently do not receive a fee for attending Board meetings or committee meetings.

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TRANSACTIONS WITH MANAGEMENT

In the ordinary course of its banking business, the Bank has had and anticipates that it will continue to have transactions with various directors, officers, principal shareholders, and their associates.

In the opinion of management all loans and commitments to extend loans included in such transactions were made in the ordinary course of business substantially on the same terms, including interest rates and collateral, as those prevailing from time to time on comparable transactions with unaffiliated persons; are not such as are required to be classified as non- accrual, past due, restructured or creating potential problems; and do not involve more than a normal risk of collectibility or present any other unfavorable features. In management's opinion, the amount of extensions of credit outstanding at any time from the beginning of the last fiscal year to date to a director, director nominee, executive officer or principal security holder and their associates, individually or in the aggregate, did not exceed the maximum permitted under applicable banking regulations.

STOCK OPTION PLAN PROPOSAL

The Board of Directors recommends the shareholders approve the establishment of the Southern Heritage Bancorp, Inc. Stock Option Plan for certain officers, key employees and outside directors of the Company or the Bank. Management believes that an option program is highly desirable in order that the Company may continue to attract and retain officers and directors capable of moving the Company forward in the coming years. In addition, granting options to the outside directors will be a means of compensating them for their service as directors, since they have received no directors' fees and have served since 1998 when the organizing board was formed. The stock to be used for the program will be the common stock of the Company.

The Board of Directors of the Company at its meeting on February 20, 2002, authorized and adopted the Southern Heritage Bancorp, Inc. Stock Option Plan (referred to herein as the "Plan" ) and directed that the Plan be submitted to the shareholders for their approval. Under the Plan, the Board of Directors of the Company is authorized to issue stock options from time to time to certain officers, key employees and outside directors of the Company or the Bank. The approximate number of officers, key employees and outside directors who may be eligible to be granted options is presently 15. Eligibility for participation and the extent of participation is determined at the sole discretion of the Board of Directors of the Company. Any option granted under the Plan must be granted within ten (10) years of the date of adoption of the Plan by the Board. Any options issued would be for the $5.00 par value common stock of the Company, and the aggregate amount of stock for which options may be granted under the Plan is 300,000 shares, with 120,000 shares being reserved for outside directors and 180,000 shares being reserved for officers and key employees. Options may be granted as qualified "incentive stock options," as defined in Section 422 of the Internal Revenue Code, or as nonqualified options. The officers, key employees and directors who are granted options under the Plan are not required to pay any consideration for the grant of the options. The purchase price for a share of stock under any option, qualified or nonqualified, granted under the Plan shall not be less than the fair market value of the stock on the date of the grant of the option (110% of fair market value in the case of any ten percent (10%) shareholder). As of March, 2002, the market

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value of Company stock is estimated to be from $10.00 to $12.00 per share based on recent private sales known to the Company. With respect to options granted under the Plan as incentive stock options under Section 422 of the Internal Revenue Code, the aggregate fair market value of stock (determined at the time of the grant of the option) with respect to which options are exercisable for the first time by any officer or key employee during any calendar year will not exceed $100,000, in order that the options will not exceed the dollar limits for incentive stock options under Section 422 of the Internal Revenue Code. The Board of Directors of the Company has adopted a policy relating to the Plan which requires that as many of the options granted to an officer or key employee for a particular calendar year be designated as incentive stock options as possible without exceeding the $100,000 cap described above, which is imposed by Section 422 of the Internal Revenue Code. Options granted to an officer or key employee for a calendar year which may not be designated as incentive stock options without causing the $100,000 cap to be exceeded, will be designated as nonqualified stock options. Options granted to an outside director will be nonqualified stock options under Section 422 of the Internal Revenue Code. The tax consequences of incentive stock options and nonqualified stock options are discussed below.

The Plan also provides that any option granted under the Plan shall contain additional provisions as established by the Board of Directors, setting forth the manner of exercise of such option and additional terms and restrictions which are consistent with the terms of the Plan. Each option agreement is required to contain, at a minimum, the number of shares to which the option pertains and the period or periods during the term in which the option or portions thereof may be exercised (not to exceed ten years from date of grant), and a provision that the option is not transferable other than by will or the laws of descent and distribution and is exercisable during the optionee's lifetime only by the optionee.

The Plan also provides that any option granted under the Plan shall terminate upon the expiration of three months after the date on which an employee's (either an officer or key employee) employment or a director's service terminates other than by reason of permanent and total disability or death of an employee or director, or other than for cause by the Company. Any option granted under the Plan shall also terminate immediately upon the termination or severance of an employee or director by the Company for cause. In addition, any option granted under the Plan shall terminate twelve months after the date on which an employee's employment or a director's service is terminated, if such termination is by reason of an employee's or director's permanent and total disability. In the event of an employee's or director's death while in the employ or service of the Company, his executors or administrators may exercise, within six months following the date of his death the option as to any of the shares subject to exercise of the option at employee's or director's death to the extent not exercised prior to his death.

In addition, the Plan provides that in the event the Bank's capital falls below the minimum requirements under Georgia law or federal law, or falls below a higher requirement as may be determined by the Georgia Department of Banking and Finance (the "DBF") or by the Federal Deposit Insurance Corporation (the "FDIC"), the DBF or the FDIC may direct the Bank and the Company to require holders to exercise or forfeit their options. Within 45 days from the date the DBF or the FDIC notifies the Bank and the Company, the Bank and the Company shall notify the holder in writing that holders of options must exercise or forfeit their options. The Bank and the Company shall cancel the option if a holder does not exercise the option as to all of the option shares within 21 days of such notice to exercise given by the Bank and the

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Company, and upon such cancellation the option shall be of no further force and effect. The Bank and the Company have agreed to comply with any DBF or FDIC request that the Bank and the Company invoke their right to require holders to exercise or forfeit the options under the previous circumstances.

The Board has adopted a policy that each option granted under the Plan will have a ten-year term and will provide that the optionee may only exercise the right to purchase 20% of the shares after the expiration of one year of continuous employment by the Company or the Bank from the date of grant of the option to the optionee, that the optionee may only exercise the right to purchase up to an additional 20% of the shares after the expiration of two years of continuous employment, and so forth as to the remaining shares. In effect the optionee becomes entitled to exercise the right to purchase 20% of the shares under the option after the expiration of each year during a five-year period of continuous employment by the Company or the Bank.

In addition, the adopted policy of the Board requires that each option granted under the Plan shall contain a provision providing for accelerated vesting of the optionee's right to exercise the options (where the options are not immediately exercisable as set forth in the preceding paragraph) upon the first occurrence of a "Change of Control" of the Company. A "Change of Control" generally occurs when there is a change in control over management through change in stock ownership due to merger, tender offer, sale of substantially all the assets of the Company, or other event effectively changing the control over management and the Company.

The Plan may not be amended in any manner to increase the cost thereof to the Company without prior shareholder approval; however, the Board policies set forth in the two preceding paragraphs may be changed without shareholder approval. No amendment, without the prior approval of the shareholders, shall adversely affect the exercise of options granted before the date of the amendment.

No grant of options under the proposed Plan has been made. It is anticipated that some grants of options will be made prior to January, 2003. In addition, the stock options to be granted Tren B. Watson pursuant to his employment agreement, as discussed in the section of this Proxy Statement entitled "COMPENSATION OF EXECUTIVE OFFICERS," will be granted under the Plan.

Under the Internal Revenue Code, the options designated as incentive stock options will have certain tax consequences. The grant of the option to an employee (either an officer or key employee) will not be a taxable event to the employee. The transfer of stock to an employee upon his exercise of an incentive stock option is tax-free under the regular income tax provided that (i) the employee is continuously employed with the Company or the Bank until at least the day which is three (3) months before the exercise of the option and (ii) the stock is not disposed of by the employee until at least two (2) years after the option was granted and one (1) year after the option was exercised. Disabled employees are allowed one (1) year from termination of employment to exercise their options. Though the exercise of an incentive stock option has no regular income tax consequences, the amount by which fair market value of the stock at exercise exceeds the option price is an adjustment used in computing alternative minimum taxable income. Gain on the subsequent sale of the stock is long-term capital gain if the employee has held the stock for more than one (1) year. If this holding period

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requirement is not met, the gain may be part compensation income and part capital gain, depending on the spread between the option price and the value of the stock. The Company will not be entitled to any deduction for the stock transferred to the employee except to the extent the employee realizes ordinary income upon sale of the stock. If the employee disposes of the stock, other than in an insolvency proceeding, within two (2) years after the option was granted or within a year after receiving the stock, the employee realizes ordinary income in the taxable year of disposition as to any gain up to the amount by which the stock's value on the date the option was exercised exceeds the employee's adjusted basis in the stock, or up to the excess of the amount realized upon disposition of the stock over the employee's basis in the stock, if the amount realized is less than the stock's value at the date of exercise of the option.

The options designated as nonqualified options receive a different treatment under the Internal Revenue Code in certain respects as compared to the incentive stock option discussed above. An employee (either an officer or key employee) or outside director is not taxed upon grant of a nonqualified option, unless the option (not the shares underlying the option) has a readily ascertainable market value. The Internal Revenue Service generally holds that nonqualified stock options do not have a readily ascertainable market value. The transfer of stock to an employee or director upon his exercise of a nonqualified stock option generally results in compensation income to the employee or director which is measured by the difference between the fair market value of the stock on the date of exercise of the option and the purchase price paid pursuant to the option. The Company will be entitled to a deduction for any compensation income realized by the employee or director for the taxable year of the Company in which the employee or director exercises the option and realizes compensation income. Upon a subsequent sale of the stock by the employee or director, the employee or director will report gain or loss as capital gain or loss, based upon the selling price as compared to the employee's or director's tax basis in the shares. The employee's or director's tax basis in the shares will include the price paid for the shares plus any compensation income realized by the employee or director upon exercise of the option.

Under Internal Revenue Code Section 422, options granted to employees (either officers of key employees, but not outside directors) qualify as incentive stock options to the extent that options which are first exercisable in any calendar year do not exceed $100,000 (based on the exercise price of the options). To the extent that options granted to employees which are first exercisable during a calendar year exceed $100,000, the options are nonqualified options. In determining which options are counted in the $100,000 cap amount, the Internal Revenue Code requires that the options be considered in the chronological order in which they were granted. In the event that the right to exercise options granted to employees under the Plan is accelerated upon a Change in Control, as described above, all or a portion of the options which were granted as incentive stock options might become nonqualified stock options since the acceleration of their exercise date into the calendar year of the Change in Control could cause the $100,000 cap to be exceeded. Options granted to directors will be nonqualified options under the Internal Revenue Code.

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As provided above, only officers, key employees and outside directors of the Company or the Bank will be eligible to receive stock options under the Plan at the discretion of the Board of Directors of the Company. This would include the executive officers listed in the Summary Compensation Table included under the Section entitled "COMPENSATION OF EXECUTIVE OFFICERS" in this Proxy Statement.

 Approval of the Plan requires the affirmative vote of a majority of the total number of shares voted at the Annual Meeting.

Recommendation of the Board of Directors

The Board of Directors recommends a Vote "FOR" the Southern Heritage Bancorp, Inc. Stock Option Plan.

STOCK OWNERSHIP OF DIRECTOR NOMINEES, AND

DIRECTOR NOMINEES AND OFFICERS AS A GROUP

The following table sets forth the beneficial ownership of the Company's only outstanding class of securities, common stock, $5.00 par value, held by the current directors, nominees for director, named executive officers, and directors and executive officers as a group, as of March 15, 2002.

Name and Address Of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage Ownership(1)
Lowell S. (Casey) Cagle Director/Chairman 4143 Ashford Way Gainesville, GA 30507	6,650	0.76%
C. Talmadge Garrison Director/Corporate Secretary 41 Chestatee Square Lane Dawsonville, GA 30534	19,650 (2)	2.24%
Earl C. Gilleland Director 3997 Sloan Mill Road Gainesville, GA 30507	50,150	5.71%
A. Terry Hayes Director 6304 Highway 332
Hoschton, GA 30548
	6,850 (3)	0.78%
Wm. David Merritt Director 6620 Stringer Road Clermont, GA 30527	30,650 (4)	3.49%
Harold D. Nichols Director 4431 Benefield Road Braselton, GA 30517	2,650	0.30%
Edward R. Quillian Director 5222 Maplewood Lane Gainesville, GA 30504	5,850 (5)	0.67%

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Donald W. Smith Director/Vice Chairman 4129 Cherokee Trail Gainesville, GA 30504	26,450 (6)	3.01%
Tren B. Watson Director/President/CEO 1020 Westchester Drive Greensboro, GA 30642	6,210	0.70%
Christopher D. England Executive Vice President/CLO 5506 Stone Trace Gainesville, GA 30507	6,400 (7)	0.72%(8)
All current directors and officers as a group (11 persons)(9)	161,510	18.28%(8)

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(1) Calculated based upon 878,344 shares outstanding.

(2) Includes 2,000 shares owned jointly by Mr. Garrison and his adult children, over which shares Mr. Garrison has investment and voting power. Does not include 500 shares owned by Mr. Garrison's adult children, over which shares he asserts no voting or investment power.

(3) Includes 6,750 shares held in Mr. Hayes' IRA and 100 shares held in the IRA of Mr. Hayes' wife, over all of which shares Mr. Hayes has investment and voting power.

(4) Includes 800 shares held in Mr. Merritt's IRA and 800 shares held in the IRA of Mr. Merritt's wife, over all of which shares Mr. Merritt has investment and voting power.

(5) Includes 5,650 shares owned jointly by Dr. Quillian and his wife, and 200 shares owned by Dr. Quillian as custodian for his minor children.

(6) Includes 1,000 shares held in Mr. Smith's IRA and 300 shares owned by Oakwood's Arrow Auto Auction, over all of which shares Mr. Smith has investment and voting power. Does not include 600 shares owned by Mr. Smith's adult daughters, over which Mr. Smith asserts no voting or investment power.

(7) Includes 800 shares held in Mr. England's IRA and 200 shares held in the IRA of Mr. England's wife, and 400 shares that are held jointly by Mr. England and his wife, over all of which shares Mr. England has investment and voting power. Also includes 5,000 shares that are subject to options granted Mr. England under his employment agreement.

(8) In calculating percentage ownership, 5,000 shares subject to options granted Mr. England are included in determining total outstanding stock of the Company and number of shares beneficially owned by Mr. England.

(9) Includes C. Ricky Stowe, Chief Financial Officer, who presently does not own any shares.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth the beneficial owners of the Company's only outstanding class of securities, common stock, $5.00 par value, who to the Company's knowledge owned beneficially more than 5% of the Company's outstanding common stock as of March 15, 2002.

Name and Address of Beneficial Owner
Earl C. Gilleland
3997 Sloan Mill Road Gainesville, GA 30507	Amount and Nature of Beneficial Ownership 50,150	Percentage Ownership 5.71%

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FILINGS UNDER SECTION 16(a)

Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than 10% of the common stock of the Company, to file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission.

Executive officers, directors and greater than 10% beneficial owners are required by applicable regulations to furnish the Company with copies of all Section 16(a) forms they file. The Company is not aware of any beneficial owner of more than 10% of its common stock.

Based solely upon a review of the copies of the forms furnished to the Company, the Company believes that during the 2001 fiscal year all filings applicable to its officers and directors were complied with.

AUDIT COMMITTEE REPORT

Our committee has reviewed and discussed the audited financial statements of the Company for 2001 with management. We have discussed with the independent auditors, Mauldin & Jenkins, LLC ("Mauldin & Jenkins"), the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees), as may be modified or supplemented. We have received the written disclosures and the letter from Mauldin & Jenkins required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as may be modified or supplemented, and we have discussed with Mauldin & Jenkins its independence. Based on the review and discussions referred to above, we recommended to the Board of Directors that the consolidated audited financial statements for the Company be included in the annual report on Form 10-KSB for 2001 for filing with the Securities and Exchange Commission.

C. Talmadge Garrison, Chairman

Edward R. Quillian

Donald W. Smith

Harold D. Nichols

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INFORMATION REGARDING THE INDEPENDENCE

OF THE INDEPENDENT PUBLIC ACCOUNTANTS

Audit Fees

Aggregate fees billed to the Company for professional services rendered by Mauldin & Jenkins' audit of the Company's annual financial statements for 2001 and for its reviews of the financial statements included in the Company's Form 10-QSB reports for 2001 was $18,871.

Financial Information Systems Design and Implementation Fees

No fees were billed to the Company for professional services of Mauldin & Jenkins for 2001 as described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X, since no such services were rendered for the Company by Mauldin & Jenkins.

All Other Fees

Aggregate fees billed to the Company for services rendered for 2001 by Mauldin & Jenkins, other than the services described in the previous two paragraphs, were $20,530.

Compatibility of Mauldin & Jenkins' Services with its Independence

The Audit Committee has considered whether Mauldin & Jenkins' provision of the services covered under the heading "All Other Fees" above is compatible with maintaining Mauldin & Jenkins' independence, and the committee has determined that it is.

APPROVAL OF AUDITORS

The Board of Directors has recommended that the stockholders approve the appointment of Mauldin & Jenkins, a certified public accounting firm, as independent auditors for the Company for the 2002 fiscal year.

A representative of Mauldin & Jenkins is expected to be present at the annual meeting and will have an opportunity to make a statement if they desire to do so. The representative is expected to be available to respond to appropriate questions.

The affirmative vote of the holders of the Company's common stock constituting a majority of the total votes cast for or against this proposal at the meeting is necessary to approve Mauldin & Jenkins as the Company's auditors.

The Board of Directors recommends a vote "FOR" the proposal approving Mauldin & Jenkins as the Company's auditors for 2002.

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STOCKHOLDER PROPOSALS FOR THE ANNUAL MEETING

TO BE HELD IN 2003

Proposals of stockholders intended to be presented at the annual meeting to be held in 2003 and to be included in the Company's proxy statement relative to that meeting must be received by the Company on or before November 27, 2002. Notice of a stockholder's proposal intended to be presented at the annual meeting to be held in 2003, which is not received in time for inclusion in the Company's proxy statement, must be received by the Company on or before February 10, 2003. Such proposals should be in writing and sent to Tren B. Watson, President and CEO, Southern Heritage Bancorp, Inc., P. O. Box 907, Oakwood, Georgia 30566.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-KSB

The Company will be pleased to make its Annual Report on Form 10-KSB, as filed with the Securities and Exchange Commission, available without charge to interested persons. Written requests for the report should be directed to Tren B. Watson, President and CEO, Southern Heritage Bancorp, Inc., P. O. Box 907, Oakwood, Georgia, 30566.

March 22, 2002

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APPENDIX A

SOUTHERN HERITAGE BANCORP, INC.

AUDIT COMMITTEE CHARTER ORGANIZATION

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APPENDIX A

Southern Heritage Bancorp, Inc. Audit Committee Charter Organization

There shall be a committee of the Board of Directors to be known as the Audit Committee. The Audit Committee shall be composed of directors who are independent of the management of the corporation and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgement as a committee member.

Statement of Policy

The Audit Committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders and investment community relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation. In so doing, it is the responsibility of the audit committee to maintain free and open means of communication between the directors, the independent auditors, the internal auditors, and the financial management of the corporation.

Responsibilities

In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the corporation are in accordance with all requirements and are of the highest quality.

In carrying out these responsibilities, the Audit Committee will:

- Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the corporation and its divisions and subsidiaries.

- Meet with independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

- Review with the independent auditors, the company's internal auditor, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the committee periodically should review company policy statements to determine their adherence to the code of conduct.

A-1

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- Review the internal audit function of the corporation including the independence and authority of its reporting obligations, the proposed audit plan for the coming year, and the coordination of such plans with independent auditors.

- Receive prior to each meeting, a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

- Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

- Provide sufficient opportunity for the internal and independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the corporation's financial, accounting and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

- Review accounting and financial human resources and succession planning within the company.

- Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the Board of Directors.

  Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgement that is appropriate.

A-2

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[ ] PLEASE MARK VOTES REVOCABLE PROXY

AS IN THIS EXAMPLE SOUTHERN HERITAGE BANCORP, INC.

ANNUAL MEETING OF STOCKHOLDERS

APRIL 30, 2002

The undersigned hereby appoints C. Talmadge Garrison and A. Terry Hayes, or either of them, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders ("Annual Meeting") to be held at Gainesville College Continuing Education Building, Room 109, 3820 Mundy Mill Road, Oakwood, Georgia, on April 30, 2002 at 3:00 p..m., Georgia time. The named proxies are authorized to cast all votes to which the undersigned is entitled as follows:

Please be sure to sign and date

this Proxy in the box below. Date___________________

_______________________________________

Stockholder sign above Co-holder (if any) sign above

1. The election as Directors of both

nominees listed below, each to

serve for a three-year term. :

w :

With- For All

For hold Except

Harold D. Nichols [ ] [ ] [ ]

Edward R. Quilian [ ] [ ] [ ]

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

____________________________________________________

2. The proposal to establish the

Southern Heritage Bancorp Inc.

For Against Abstain

Stock Option Plan. [ ] [ ] [ ]

3. The ratification of Mauldin &

Jenkins, LLC as the Company's

Independent auditor for the fiscal

Year ending December 31, 2002.

For Against Abstain

[ ] [ ] [ ]

PLEASE CHECK BOX IF YOU PLAN

TO ATTEND THE MEETING [ ]

The Board of Directors recommends a vote "FOR" each of the listed proposals.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THE NAMED PROXIES AS DIRECTED BY THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

________________________________________________________________________________________________________

Detach above card, sign, date and mail in postage-prepaid envelope provided.

SOUTHERN HERITAGE BANCORP, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Should the above-signed be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the President of the Company at the Annual Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the President of the Company at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Annual Meeting.

The above-signed acknowledges receipt from the Company prior to the execution of this proxy of the notice of the Annual Meeting, the proxy statement and the annual report to stockholders.

Please sign exactly as your name appears on this proxy card. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title.

PLEASE COMPLETE AND DATE THIS PROXY AND RETURN IT PROMPTLY

IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

HAS YOUR ADDRESS CHANGED?

___________________________________

___________________________________

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